                                                                     EXHIBIT 1.4





                               JAMESON INNS, INC.

                            DOCS(R) FINANCING PROGRAM


                                1,000,000 SHARES

                         (COMMON STOCK, $.10 PAR VALUE)



                             SALES AGENCY AGREEMENT



                                SEPTEMBER 3, 1999

         THIS SALES AGENCY AGREEMENT (the "Agreement") dated as of September 3, 1999 among RCG Brinson Patrick, a division of Ramius Securities, LLC, having its principal office at 757 Third Avenue, New York, New York 10017 (the "Agent"), Jameson Inns, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), and Jameson Hospitality, LLC, a limited liability company formed and existing under the laws of the State of Georgia (the "Lessee").

         WHEREAS, the Company desires to issue and sell through the Agent up to 1,000,000 shares (the "Maximum Amount") of its common stock, par value $.10 per share (the "Stock"), on the terms set forth in Article II hereof.

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company, the Lessee and the Agent agree as follows:


                                   ARTICLE I.

                         REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY AND THE LESSEE

         1.1. For purposes of this Agreement, unless the context requires to the contrary, the term (i) "Company" shall also include Jameson Alabama, Inc., an Alabama corporation, Jameson Properties of Tennessee, L.P., a Tennessee limited partnership, Jameson Properties, LLC, a Georgia limited liability company, Jameson Outdoor Advertising Company, a Georgia corporation, Signature Properties, Kentucky, L.L.C., a Kentucky limited liability company, and Signature Properties of Illinois, L.P., an Illinois limited partnership and (ii) "Lessee" shall include the predecessors of the Lessee. The Company owns hotels (individually, a "Hotel" and collectively, the "Hotels") and developing hotels (individually, a "Development Hotel" and, collectively, the "Development Hotels"). The Company leases the Hotels to the Lessee, which is wholly owned by Thomas W. Kitchin and his spouse, pursuant to master leases, as amended and substantially similar in form (collectively referred to herein as the "Lease"). The Company will lease the Development Hotels to the Lessee pursuant to the Lease.

         The Company and, where applicable, the Lessee represent and warrant to, and agree with, the Agent that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-20143) with respect to, among other securities, the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. The Company may sell 1,000,000 shares of Stock in at the market offerings pursuant to the Registration Statement. To the extent the Company desires to sell more than 1,000,000 shares of Stock pursuant to this Agreement, the Company shall file a new registration statement with respect to such shares and shall cause such registration statement to become effective. After the effectiveness of said registration statement, all references to "Registration Statement" included in this Agreement shall be deemed to include such new registration statement.

         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.


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         (d)      The financial statements of the Company, the Lessee and
Signature Inns, Inc., an Indiana corporation ("Signature"), together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company, the Lessee and Signature as of the dates indicated and the results of operations, changes in financial position, stockholders' equity or members' equity, as applicable, and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, the pro forma financial statements of the Company, the Lessee and Signature and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14"), if any, have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the Rules and Regulations.

         (e) Ernst & Young LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants of the Company and the Lessee as required by the Act and the Rules and Regulations. KPMG LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants of Signature as required by the Act and the Rules and Regulations.

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia. Other than Jameson Alabama, Inc., an Alabama corporation, Jameson Properties of Tennessee, L.P., a Tennessee limited partnership, Jameson Properties, LLC, a Georgia limited liability company, Jameson Outdoor Advertising Company, a Georgia corporation, Signature Properties, Kentucky, L.L.C., a Kentucky limited liability company, Signature Properties of Illinois, L.P., an Illinois limited partnership, P & N Corporation, an Indiana corporation, S I Springfield Corporation, an Illinois corporation, SIE Corporation, an Indiana corporation, Signature Meridian LP, an Indiana limited partnership, and as disclosed in writing by the Company to the Agent from time to time, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, limited liability company, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it



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owns or leases property), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. Each of the Company's subsidiaries is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation. None of P & N Corporation, an Indiana corporation, S I Springfield Corporation, an Illinois corporation, SIE Corporation, an Indiana corporation, and Signature Meridian LP, an Indiana limited partnership is a significant subsidiary (as defined in Section 1-02 of Regulation S-X) of the Company. All of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as otherwise disclosed or incorporated by reference in the Registration Statement) is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Lessee, a Georgia limited liability company which is lessee of each Hotel owned by the Company, has been duly formed and is validly existing as a limited liability company in -good standing under the laws of the State of Georgia. The Lessee is duly qualified and in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it is acting as lessee of a Hotel), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Lessee or the Company. Each of the Company and the Lessee has all requisite corporate or limited liability company power and authority, as applicable, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental orders or regulatory bodies or any other person or entity, to own, lease, license and operate their respective assets and properties and conduct their respective businesses as now being conducted and as described or incorporated by reference in the Registration Statement and the Prospectus; except for such authorizations, approvals, consents, orders, licenses, certificates and permits the absence of which would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee; and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed or incorporated by reference in the Registration Statement and the Prospectus.

         (g) The Company owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights (collectively, the "Intangibles") necessary for the conduct of its business as now being conducted and as described or incorporated by reference in the Registration Statement and the Prospectus. The Lessee owns the trademark "The Jameson Inn," and the Company has an enforceable option to purchase such trademark for $25,000 subject to the terms and provisions of such option. Neither the Company nor the Lessee has infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person, that will have a material adverse effect upon the assets or



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properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Lessee and the Company does not know of any basis therefor.

         (h) The Company has good title to each of the items of personal property which are reflected in the financial statements referred to in Section 1.1(d) or are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being owned by the Company and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus or any document incorporated by reference therein as being leased by the Company, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

         (i) The Company has good and marketable title to, or leasehold interests in, all properties and assets (including, without limitation, mortgaged assets) as described in the Registration Statement and the Prospectus or any document incorporated by reference therein, owned by the Company, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or any document incorporated by reference therein, or are not material in relation to the business of the Company; no lessee under any of the leases pursuant to which the Company leases its properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties owned by the Company complies in all material respects with all applicable codes and zoning laws and regulations; there is no pending or, to the knowledge of the Company and the Lessee, threatened condemnation or zoning change that will in any material manner affect the size of, use of, improvements on, construction on, or access to any of the properties owned by the Company, which would have a material adverse effect upon the proposed use of such property as a limited service inn; and there is no pending or, to the knowledge of the Company and the Lessee, threatened proceeding or action that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties owned by the Company.

         (j) Title insurance in favor of the mortgagee and the Company is maintained with respect to each of the properties owned by the Company in an amount at least equal to the greater of (i) the cost of acquisition of such property or (ii) the cost of construction of the improvements located on such property (measured at the time of such construction).

         (k) The mortgages and deeds of trust encumbering the properties and assets described or incorporated by reference in the Registration Statement and the Prospectus are not convertible into shares of common stock of the Company or other equity interests in the Company nor does the Company hold a participating interest therein.

         (l) There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the knowledge of the Company and the Lessee, threatened (and neither the Company nor the Lessee knows of any basis therefor)



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against, or involving the assets, properties or businesses of the Company or the
Lessee which would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

         (m) Except as disclosed in the Registration Statement or the Prospectus or any document incorporated by reference therein, (i) there is not present on any of the properties owned by the Company any hazardous substances, hazardous materials, toxic substances, asbestos or waste materials (collectively, "Hazardous Materials"), (ii) there has not occurred or is not presently occurring from any of such properties any unlawful spills, releases, discharges or disposal of Hazardous Materials, and (iii) all such properties are in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the earnings, business, results of operations, prospects or condition (financial or otherwise) of the Company.

         (n) Each of the Company and the Lessee maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and, to the knowledge of the Company and the Lessee, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Lessee against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor the Lessee has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; (iii) since the date of the latest balance sheet, included or incorporated by reference in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor the Lessee has undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business; and (iv) there has not been any transaction that is material to the Company or the Lessee, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

         (p) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each mortgage, line of credit agreement, loan agreement, guarantee, employee leasing agreement, property management agreement, franchise



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

agreement, cost reimbursement agreement, employment contract, stock option agreement, warrant agreement, registration rights agreement, leasing agreement, construction contract, purchase agreement and all other agreements of the Company and the Lessee described in the Registration Statement or the Prospectus or incorporated by reference therein or listed as exhibits to the Registration Statement are in full force and effect and are valid and enforceable by and against the Company or the Lessee, as the case may be, in accordance with their terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company or the Lessee, nor to the knowledge of the Company and the Lessee, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Lessee, as the case may be, of any other agreement or instrument to which the Company or the Lessee is a party or by which they or their properties or businesses may be bound or affected, which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

         (q) Neither the Company nor the Lessee is in violation of any term or provision of their respective charter, by-laws or operating agreement, as applicable, or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

         (r) Neither the execution, delivery and performance of this Agreement by the Company or the Lessee nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Stock) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge, encumbrance, claim, security interest, restriction or defect upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Lessee is a party or by which either is bound, or any other respective properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or the Lessee or violate any provision of the charter, by-laws or operating agreement of the Company or the Lessee, as applicable, except for such consents or waivers which have already been obtained and are in full force and effect.

         (s) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the them was issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exercisable or exchangeable for, such capital stock. The common stock of the Company and the Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

         (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or referred to therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, except such liabilities or obligations incurred in the ordinary course of business including, without limitation, debt financing to acquire properties and to construct hotels thereon, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

         (u) No holder of any security of the Company has the right which has not been waived to have any security owned by such holder included in the Registration Statement or any right to demand registration of any security owned by such holder during the period ending 45 days after the date of this Agreement.

         (v) All necessary corporate or limited liability company action, as applicable, has been duly and validly taken by the Company and the Lessee to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Stock by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Lessee and constitutes and will constitute the legal, valid and binding obligations of the Company and the Lessee, enforceable against the Company and the Lessee in accordance with its terms. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Lessee of this Agreement and the consummation of the transactions contemplated hereby and the issuance and sale of the Stock by the Company (except such as may be required under the Act or such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or by the Nasdaq National Market, if any) has been obtained or made and is in full force and effect. The Stock is included for quotation on the Nasdaq National Market.

         (w) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

         (x) Neither the Company nor the Lessee is involved in any labor dispute nor, to the knowledge of the Company or the Lessee, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

         (y) The Company and the Lessee are conducting their respective businesses in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Lessee.

         (z) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

         (aa) Neither the Company nor the Lessee has taken, nor will either take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of any of the Stock.

         (bb) The Company and the Lessee have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof (and will file all such tax returns when and as required to be filed after the date hereof), or have received extensions thereof, and have paid all taxes shown on such returns to be due on or prior to the date hereof (and will pay all taxes shown on such returns to be due after the date hereof) and all assessments received by it to the extent that the same are material and have become due.

         (cc) The Lease has been duly authorized, executed and delivered by the Company and the Lessee and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (dd) The execution, delivery and performance of each of the Property Purchase Agreements (other than any letters of intent) and the consummation of the transactions contemplated therein have been duly authorized by all necessary action, and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance under any property or assets of the Company, nor will such action result in a violation of the Company's charter, by-laws, or any applicable law, administrative regulation or administrative or court decree.

         (ee) The Company has met the qualification requirements for a "real estate investment trust" during its taxable years ending on or after December 31, 1994 and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a

"real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), assuming no change in the applicable underlying law. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a "real estate investment trust" at any time.

         (ff) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (gg) The Company's and the Lessee's systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's knowledge, neither the Company nor any employee or agent thereof has made any payment of funds of the Company or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

         (hh) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.


                                   ARTICLE II.

                         SALE AND DELIVERY OF SECURITIES

         2.1. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, subject to Section 3.1(i), as exclusive agent, and the Agent agrees to sell, as agent for the Company, on a best efforts basis, up to the Maximum Amount of the Stock during the term of this Agreement on the terms set forth herein; provided, however, that the Company shall not be obligated to issue and sell, and the Agent shall not be obligated to use its best efforts to sell, Stock if the Stock is then trading on the Trading Market (as defined below) at a price lower than the Minimum Price (as defined below). "Minimum Price" means the price per share determined by the Company from time to time and which is communicated to the Agent by telephone and confirmed promptly by telecopy, each such price to become effective upon receipt of such notice by the Agent and to apply to sales made thereafter.

         (b) The Company shall open and maintain a trading account (the "Trading Account") at a clearing agent designated by the Agent (the "Clearing Agent") to facilitate the transactions contemplated by this Agreement. The Agent shall effect any sales of the Stock from such account. The Company shall deliver (or cause its transfer agent to deliver) shares of the Stock to such account to settle any such sales. Proceeds from such sales shall be collected in the Trading Account.

         (c) The Stock, up to the Maximum Amount, is to be sold during one or more periods each consisting of five consecutive calendar days, commencing on Monday and ending on Friday

(each, a "Sales Period"), or such lesser number of days as shall be agreed to by the Company and the Agent. Subject to the terms and conditions hereof, the Agent shall sell, on a best efforts basis, up to the Maximum Amount of the Stock during the term of this Agreement. The Agent shall sell the shares of the Stock by means of ordinary brokers' transactions (which may involve block transactions) on the Trading Market (as hereinafter defined) for the Stock at market prices prevailing at the time of sale. The "Trading Market" is (i) the New York Stock Exchange, Inc., the American Stock Exchange or any national securities exchange on which the Stock is admitted for trading or (ii) the facilities of The Nasdaq Stock Market ("Nasdaq"). The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), at any time and from time to time suspend the offering of Stock; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to shares of Stock sold hereunder prior to the giving of such notice.

         (d) The net proceeds (the "Net Proceeds") to the Company for the shares of the Stock sold by the Agent during a Sales Period (the "Sales Period Shares") will equal 96.5% times the Sales Proceeds. "Sales Proceeds" means, for a given Sales Period, the aggregate gross sales proceeds for the sale of the Sales Period Shares, minus any fees imposed by any governmental or self-regulatory organization with respect to such sales. The compensation payable by the Company to the Agent for the Sales Period Shares sold in each Sales Period (the "Agent's Compensation") will equal 3.5% times the Sales Proceeds.

         (e) The Agent shall provide written confirmation to the Company on the business day following the final day of each Sales Period during which sales of Sales Period Shares are made setting forth, with regard to such Sales Period, the dates included in the Sales Period, the number of Sales Period Shares sold, the gross proceeds from the sale of such shares, the highest and lowest executed sales price at which such shares were sold, any fees imposed by any governmental or self-regulatory organization, the Sales Proceeds, the Agent's Compensation and the Net Proceeds to the Company.

         (f) The Net Proceeds from the sale of the Stock shall be available in the Trading Account on the third business day following each sale of the Stock hereunder or such later date on which the Clearing Agent actually effects the settlement of such sale (each, a "Settlement Date"). The Company shall effect the delivery of the applicable number of shares of Stock to the Clearing Agent's account at The Depository Trust Company on or before the Settlement Date of each sale hereunder. The Agent will direct the Clearing Agent to withhold the Agent's Compensation from the Sales Proceeds on each Settlement Date and to pay such compensation to the Agent.

         (g) At each Settlement Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in the Agreement. Any obligation of the Agent to use its best efforts to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Article IV of this Agreement.

                                  ARTICLE III.

                            COVENANTS OF THE COMPANY

         3.1. The Company covenants and agrees with the Agent that:

         (a) As promptly as practicable after the date of this Agreement, the Company will file a post-effective amendment to the Registration Statement to permit sales of the Stock under the Act. The Company will use its best efforts to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible thereafter.

         (b) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock by the Agent; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, common stock not included in an Delayed Offering of Equity Securities, as defined below) registered under the Registration Statement) unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (c) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (d) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and will use its best efforts to have any amendment or supplement to the Registration Statement or Prospectus declared effective as soon as possible, unless the Company has reasonable business reasons to defer public disclosure of the relevant information.

         (e) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

         (f) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and, in the case when the Trading Market is a national securities exchange, the Company will also furnish copies of the Prospectus to such exchange in accordance with Rule 153 of the Rules and Regulations.

         (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of
Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Company will reimburse the Agent for its reasonable out-of-pocket costs and expenses incurred in connection with entering into this Agreement, including, without limitation, reasonable travel, reproduction, printing and similar expenses, as well as the reasonable fees and disbursements of its legal counsel, which costs and expenses are not expected to exceed $25,000.

         (i) The Company agrees not to engage, enter into any agreement with or solicit any other party to provide advice in respect of or otherwise act as underwriter for any offering of securities involving a program similar, as determined by the Agent, to the Agent's DOCS(R) transaction contemplated by this Agreement (a "Delayed Offering of Equity Securities") until the date two years from the date of this Agreement.

         (j) The Company will apply the Net Proceeds from the sale of the Stock as set forth in the Prospectus.

         (k) The Company will not, directly or indirectly, offer or sell any shares of common stock (other than the Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock during the period from the date of this Agreement through the final Settlement Date for the sale of Stock hereunder without (i) giving the Agent at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Agent; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) shares of common stock pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan now in effect as such plans may be amended from time to time, and (ii) common stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

         (l) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Article IV herein.

         (m) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) of the Rules and Regulations that contains solely the information set forth in Section 2.1(e) of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company and the Lessee shall each furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Sections 4.1(g) and (h) hereof that were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Sections 4.1(g) and (h), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (n) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) of the Rules and Regulations that contains solely the information set forth in Section 2.1(e) of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent (1) a written opinion of Conner & Winters, A Professional Corporation, counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 4.1(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (o) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause Ernst & Young LLP, or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in
Section 4.1(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (p) The Company shall use its best efforts to list, subject to notice of issuance, the Stock on the applicable Trading Market.


                                   ARTICLE IV.

                      CONDITIONS OF THE AGENT'S OBLIGATIONS

         4.1. The obligations of the Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Settlement Date for any Sales Period contemplated under this Agreement, of the representations and warranties of the Company and the Lessee herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The post-effective amendment to the Registration Statement contemplated by Section 3.1(a) shall have been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

         (b) The Agent shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's reasonable opinion is material, or omits to state a fact that in the Agent's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock of the Company, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company or the Lessee, or any change in the rating assigned to any securities of the Company.

         (d) The Agent shall have received at the date of the commencement of the first Sales Period hereunder (the "Commencement Date") and at every other date specified in Section 3.1(n) hereof, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, respectively, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia; the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or by the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases property), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company; to the best of such counsel's knowledge, the Company has no subsidiary or subsidiaries (other than Jameson Alabama, Inc., Jameson Properties, LLC, Jameson Properties of Tennessee, L.P., Jameson Outdoor Advertising Company, Signature Properties, Kentucky, L.L.C., Signature Properties of Illinois, L.P., P & N Corporation, S I Springfield Corporation, SIE Corporation and Signature Meridian LP) and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization; and the Company has all requisite corporate power and authority to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus or any document incorporated by reference therein.

                  (ii) The Lessee has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Georgia; the Lessee is duly qualified and in good standing as a foreign limited liability company in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or by the nature of its businesses makes such qualification necessary (including every jurisdiction in which it is acting as lessee of a Hotel), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Lessee; and the Lessee has all requisite power and authority to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus or any document incorporated by reference therein.

                  (iii) The certificates evidencing the Stock are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued; and all of the outstanding shares of capital stock of the Company are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. The Stock is subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the knowledge of such counsel, there is no commitment, plan or arrangement to issue, any share of capital stock, of the Company or any security convertible into or exercisable or exchangeable for, capital stock of the Company. The Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

                  (iv) The information set forth under the captions "Articles of Incorporation and Bylaw Provisions," "Restrictions on Transfer" and "Common Stock" in the Prospectus, to the extent that it constitutes matters of law, summaries of legal matters, documents, or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents the information called for by the Act and the Rules and Regulations.

                  (v) The descriptions contained or incorporated by reference in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate, and insofar as such statements constitute a summary of documents referred to therein, matters of law or legal conclusions, are fair summaries of the material provisions thereof and accurately present the information required with respect to such documents and matters. All statutes, legal or governmental proceedings, and all agreements and other documents required to be described in the Registration Statement (or incorporated by reference therein) have been so described. All agreements and other documents known to such counsel to be required to be filed as exhibits to the Registration Statement have been so filed or incorporated by reference therein.

                  (vi) All necessary corporate or limited liability company action has been duly and validly taken by the Company and the Lessee, as applicable, to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Stock by the Company. This Agreement has been duly and validly executed and delivered by the Company and the Lessee and constitutes the legal, valid and binding obligation of the Company and the Lessee, enforceable in accordance with its terms.

                  (vii) No filing, consent, approval, authorization, order, license, certificate, permit, registration, designation or filing with any court or governmental agency or body is required for the valid authorization, issue, delivery and sale of the Stock or the consummation by the Company or the Lessee of the transactions contemplated by this Agreement, except the registration under the Act of the Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of the Stock by the Agent.

                  (viii) Neither the execution, delivery and performance of this Agreement by the Company and the Lessee nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Stock) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Lessee pursuant to the terms of, any indenture, mortgage, deed of trust, note, franchise, license, permit or other agreement or instrument known to such counsel and to which the Company or the Lessee is a party or by which they or any of their respective properties or businesses are bound, or any judgment, decree, order, statute, rule or regulation or violate any provision of the charter, by-laws or operating agreement of the Company or the Lessee, as applicable.

                  (ix) To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance by the Company of any term, covenant or condition of any agreement, instrument or other document to which the Company is a party or by which its assets or properties or businesses are bound or affected.

                  (x) To the best of such counsel's knowledge, neither the Company nor the Lessee is in violation of any term or provision of its charter, by-laws or operating agreement, as applicable, and neither the Company nor the Lessee is in violation of any term or provision of any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

                  (xi) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is reasonably likely to have a material adverse effect upon the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                  (xii) The Registration Statement, when it became effective, the Prospectus, each of the documents incorporated by reference in the Registration Statement and the Prospectus and each amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Settlement Date on or prior to the date of the opinion) (except for the financial statements and notes and schedules and other financial and statistical information included therein, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations promulgated thereunder, as the case may be.

                  (xiii) The Registration Statement has become effective under the Act; if applicable, the filing of the Prospectus Supplements pursuant to Rule 424(b) of the Rules and Regulations have been made in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending. The Stock has been approved for quotation on the Nasdaq National Market.

                  (xiv) The Company has met the qualification requirements for a "real estate investment trust" during its taxable years ending on or after December 31, 1994 and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, assuming no change in the applicable underlying law. The discussion in the Prospectus under the caption "Federal Income Tax Considerations" is accurate and complete.

                  (xv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xvi) To the best of such counsel's knowledge, the conditions for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials, and with respect to matters of Georgia law, they may rely upon the opinion of Steven A. Curlee, Esq., general counsel to the Company. Copies of such certificates and opinion shall be furnished to the Agent and its counsel.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for any accuracy, completeness or fairness of the statements contained or incorporated by reference in the

Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing no facts have come to the attention of such counsel which have caused such counsel to believe that the Registration Statement at the time it (including each post-effective amendment thereto) became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date and at each Settlement Date on or prior to the date of the opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to matters of title to properties owned by the Company or as to the financial statements and schedules and other financial information included or incorporated by reference in the Registration Statement or the Prospectus).

         (e)      At the Commencement Date and at such other dates specified in
Section 3.1(o) hereof, the Agent shall have received a letter from Ernst & Young LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Agent, dated the date of delivery thereof, in form and substance satisfactory to the Agent.

         (f) At the Commencement Date, the Agent shall have received a letter from KPMG LLP, independent public accountants for Signature, dated the date of delivery thereof, in form and substance satisfactory to the Agent.

         (g) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of the first business day of each calendar month thereafter (each, a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Certificate Date (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Certificate Date (as the case may be);

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

                  (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

                  (iv) Since the date of this Agreement, there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

                  In addition, on each Certificate Date the certificate shall also reconfirm that the shares of Stock sold during each Sales Period in the immediately preceding month were duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of such Stock had been validly and sufficiently taken.

         (h) The Agent shall have received from the Lessee a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Lessee, dated as of each Certificate Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Lessee in this Agreement are true and correct, as if made at and as of the Commencement Date or the Certificate Date (as the case may be); and

                  (ii) Since the date of this Agreement, there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Lessee, which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

         (i) At the Commencement Date and on each Settlement Date, the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.


                                   ARTICLE V.

                        INDEMNIFICATION AND CONTRIBUTION

         5.1. (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 5(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Any indemnified party that proposes to assert the right to be indemnified under this Article VI will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article V, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Article V and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Article V unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article V is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 5.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for the purpose of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.1(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5.1(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5.1(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         (e) The indemnity and contribution provided by this Article V shall not relieve the Company and the Agent from any liability the Company and the Agent may otherwise have (including, without limitation, any liability the Agent may have for a breach of its obligations under Article II hereof).

                                   ARTICLE VI.

               REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

         6.1. All representations, warranties and agreements of the Company and the Lessee herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Article V hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company or the Lessee (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.


                                  ARTICLE VII.

                                   TERMINATION

         7.1. The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Settlement Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause material adverse change, in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company has occurred which, in the judgment of the Agent, materially impairs the investment quality of the Stock,
(ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder,
(iii) any other condition of the Agent's obligations hereunder is not fulfilled,
(iv) any suspension or limitation of trading in the Stock on the Trading Market, or any setting of minimum prices for trading of the Stock on such Trading Market, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3.1(h), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Article, the Agent shall provide the required notice as specified herein.

         7.2. Notwithstanding the provisions of Section 3.1(i) hereof, the Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the second anniversary of the date of this Agreement (such date being the "Permitted Termination Date"). Any such termination shall be without liability of any party to any other party except that the provisions of Section 3.1(h), Article V and
Article VI hereof shall remain in full force and effect notwithstanding such termination. If the Company terminates this Agreement prior to the Permitted Termination Date, the Company shall pay the Agent liquidated damages in an amount equal to $50,000.

         7.3. The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the earlier of (i) the first anniversary of the date of this Agreement and (ii) the Company's engagement of another party to act as underwriter pursuant to
Section 3.1(i) hereof in connection with an Delayed Offering of Equity Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Article 3.1(h), Article V and Article VI hereof shall remain in full force and effect notwithstanding such termination.

         7.4. This Agreement shall remain in full force and effect unless terminated pursuant to Section 7.1, 7.2 or 7.3 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3.1(h), Article V and
Article VI shall remain in full force and effect.

         7.5. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur during a Sales Period, any Sales Period Shares shall settle in accordance with the provisions of Section 2.1(f) hereof.


                                  ARTICLE VIII.

                                     NOTICES

         8.1. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered or telecopied and confirmed to the Agent at RCG Brinson Patrick at 757 Third Avenue, New York, New York 10017, facsimile number (212) 453-5555, Attention: Corporate Finance (with a copy sent in the same manner to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention: James R. Tanenbaum, Esq.), or if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, Attention: Craig R. Kitchin (with a copy sent in the same manner to Conner & Winters, A Professional Corporation, 3700 First Place Tower, Tulsa, Oklahoma 74103, Attention: Lynwood R. Moore, Jr., Esq.). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         9.1. This Agreement shall inure to the benefit of and be binding upon the Company, the Lessee and the Agent and their respective successors and the controlling persons, officers and directors referred to in Article V hereof, and no other person will have any right or obligation hereunder.

         9.2. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         9.3. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         9.4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding among the Company, the Lessee and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Lessee and the Agent. Alternatively, the execution of this Agreement by the Company and the Lessee and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                    JAMESON INNS, INC.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                    JAMESON HOSPITALITY, LLC


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                    RCG BRINSON PATRICK, a division of
                                    RAMIUS SECURITIES, LLC


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title: